Exhibit 99.1

STAAR Surgical Announces $30 Million Share Repurchase Authorization

LAKE FOREST, CA, May 16, 2025 --- STAAR Surgical Company (NASDAQ: STAA), the global leader in phakic IOLs with the EVO family of Implantable Collamer® Lenses (EVO ICL™) for vision correction, today announced that its Board of Directors has authorized a share repurchase program under which the Company may repurchase up to $30 million of its outstanding common stock.

“Our decision to initiate a share repurchase program underscores the Board’s and management’s confidence in STAAR’s future and our ability to return to sustainable, profitable growth,” said Stephen C. Farrell, Chief Executive Officer of STAAR Surgical. “With a strong balance sheet, no debt, and clear progress in our cost optimization and strategic priorities, we are well-positioned to capitalize on opportunities ahead. Today’s announcement also underscores our thoughtful and disciplined approach to capital allocation and our commitment to deliver shareholder value. We believe our shares represent an attractive investment, and this repurchase program demonstrates our belief in the intrinsic value of STAAR shares.”

Under the program, STAAR may repurchase shares in the open market, through privately negotiated transactions, by entering into structured repurchase agreements with third parties, by making block purchases, and/or pursuant to Rule 10b5-1 trading plans. The timing, manner, price, and amount of any repurchases under the program will be determined by STAAR in its discretion, subject to market conditions, legal requirements, and other considerations. STAAR is not obligated to repurchase any specific number of shares, and the program may be modified, suspended, or discontinued at any time, without prior notice. The share repurchase program is expected to continue over the next six months, unless extended or shortened by the Board of Directors.

The Company intends to fund repurchases under this share repurchase program from cash on hand and cash generated from operations. As of March 28, 2025, the Company had $222.8 million in cash, cash equivalents and investments available for sale, and no outstanding debt. STAAR had approximately 49.5 million shares of common stock outstanding as of March 28, 2025.

During the Company’s May 7, 2025, earnings conference call, STAAR management discussed the Company’s cash flows forecast for fiscal 2025, and management reported that the Company did not expect its cash, cash equivalents and investments available for sale to drop below $140 million before the Company started generating cash in the back half of the year. This forecast, and other management commentary on the earnings call about expectations for fiscal 2025, did not contemplate the share repurchase program announced today.

About STAAR Surgical

STAAR Surgical (NASDAQ: STAA) is the global leader in implantable phakic intraocular lenses, a vision correction solution that reduces or eliminates the need for glasses or contact lenses. Since 1982, STAAR has been dedicated solely to ophthalmic surgery, and for 30 years, STAAR has been designing, developing, manufacturing, and marketing advanced Implantable Collamer® Lenses (ICLs), using its proprietary biocompatible Collamer material. STAAR ICL’s are clinically-proven to deliver safe long-term vision correction without removing corneal tissue or the eye’s natural crystalline lens. Its EVO ICL™ product line provides visual freedom through a quick, minimally invasive procedure. STAAR has sold more than 3 million ICLs in over 75 countries. Headquartered in Lake Forest, California, the company operates research, development, manufacturing, and packaging facilities in California and Switzerland. For more information about ICL, visit www.EVOICL.com. To learn more about STAAR, visit www.staar.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: statements about STAAR’s intention to repurchase shares of its common stock, including the amount and timing of its stock repurchase program; financial projections and forecasts; plans, strategies, and objectives of management for 2025 and beyond or prospects for achieving such plans; expectations for sales, revenue, margin, earnings, expenses, and cost controls; use of cash and cash flows; and any statements of assumptions underlying any of the foregoing, including those relating to expected or future financial performance or results. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: uncertainties as to the market price of STAAR’s common stock; our ability to continue our growth and profitability trajectory; our reliance on independent distributors in international markets; a slowdown or disruption to the Chinese economy; global economic conditions; disruptions in our supply chain; fluctuations in foreign currency exchange rates; international trade disputes (including involving tariffs) and substantial dependence on demand from Asia; changes in effective tax rate or tax laws; any loss of use of our principal manufacturing facility; competition; potential losses due to product liability claims; our exposure to environmental liability; data corruption, cyber-based attacks or network security breaches and/or noncompliance with data protection and privacy regulations; acquisitions of new technologies; climate changes; the willingness of surgeons and patients to adopt a new or improved product and procedure; extensive clinical trials and resources devoted to research and development; compliance with government regulations; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before or after approval, or to take enforcement action; laws pertaining to healthcare fraud and abuse; changes in FDA or international regulations related to product approval; product recalls or failures; and other important factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Information” section of the Company’s website under the heading “SEC Filings,” as any such factors may be updated from time to time in the Company’s other filings with the SEC. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

We intend to use our website as a means of disclosing material non-public information about the Company and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website in the ‘Investor Relations’ sections at investors.staar.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the Email Alerts section at investors.staar.com.

CONTACT:	Investors & Media
Brian Moore
Vice President, Investor Relations and Corporate Development
(626) 303-7902, Ext. 3023
bmoore@staar.com

Investors - Asia
Niko Liu, CFA
Director, Investor Relations and Corporate Development - Asia
+852-6092-5076
nliu@staar.com